Exhibit 99.1

Blue Owl Capital Corporation III Reports First Quarter Net Investment Income Per Share of $0.39

and NAV Per Share of $15.65

NEW YORK — May 8, 2024 — Blue Owl Capital Corporation III (NYSE: OBDE, or the “Company”) today announced financial results for its first quarter ended March 31, 2024.

FIRST QUARTER 2024 HIGHLIGHTS

•	First quarter net investment income (“NII”) per share of $0.39, which exceeds the first quarter regular dividend of $0.35 per share by $0.04 per share

•	Successfully listed on the New York Stock Exchange in January as one of the largest BDCs in the public market

•	In conjunction with the listing, the Board of Directors (the “Board”) declared five special dividends of $0.06 per share to be paid quarterly beginning in the second quarter of 2024

•	10.5% annualized dividend yield based on first quarter net asset value (“NAV”) per share[1]

•	NAV per share increased to $15.65 compared to $15.56 as of December 31, 2023, representing the Company’s highest NAV per share since inception

“OBDE delivered strong performance in the first quarter, achieving record net asset value per share for the fifth consecutive quarter,” commented Craig W. Packer, Chief Executive Officer. “We have made meaningful progress towards reaching our target leverage range and believe we are well positioned to deliver sustained, attractive risk-adjusted returns to our shareholders as a public company.”

Dividend Declarations

The Company’s Board declared a second quarter 2024 dividend of $0.35 per share for stockholders of record as of June 28, 2024, payable on or before July 15, 2024.

In addition, and as previously announced, the Board declared a series of five special dividends of $0.06 per share, payable to stockholders of record quarterly beginning in the second quarter 2024. A full schedule of the record and payment dates can be found on the Company’s website.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended March 31, 2024, new investment commitments totaled $736.4 million across 43 new portfolio companies and 14 existing portfolio companies. This compares to $435.9 million for the three months ended December 31, 2023 across 17 new portfolio companies and 13 existing portfolio companies.

For the three months ended March 31, 2024, the principal amount of new investments funded was $630.9 million. For this period, the Company had $232.9 million aggregate principal amount in sales and repayments.

For the three months ended December 31, 2023, the principal amount of new investments funded was $350.8 million. For this period, the Company had $328.4 million aggregate principal amount in sales and repayments.

As of March 31, 2024 and December 31, 2023, the Company had investments in 188 and 153 portfolio companies with an aggregate fair value of $4.0 billion and $3.6 billion, respectively. As of March 31, 2024, the average investment size in each portfolio company was $21.2 million based on fair value.

As of March 31, 2024, based on fair value, our portfolio consisted of 82.3% first lien senior secured debt investments, 6.6% second lien senior secured debt investments, 1.5% unsecured debt investments, 4.9% preferred equity investments, and 4.7% common equity investments.

(1)

Dividend yield reflects regular dividend payable to stockholders of record on June 28, 2024, special dividend payable to stockholders of record on May 31, 2024 and Q1 2024 net asset value per share of $15.65.

As of December 31, 2023, based on fair value, our portfolio consisted of 76.4% first lien senior secured debt investments, 12.1% second lien senior secured debt investments, 1.7% unsecured debt investments, 5.2% preferred equity investments, and 4.6% common equity investments.

As of March 31, 2024 and December 31, 2023, approximately 88.9% and 88.5% of the portfolio was invested in secured debt, respectively. As of March 31, 2024, 98.2% of our debt investments based on fair value in our portfolio were at floating rates.

As of March 31, 2024 and December 31, 2023, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.7% and 12.1%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.7% and 12.1%, respectively.

As of March 31, 2024, loans on non-accrual represented 0.3% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE FIRST QUARTER ENDED MARCH 31, 2024

Investment Income

Investment income increased to $113.4 million for the three months ended March 31, 2024 from $97.9 million for the same period in prior year primarily due to an increase in interest income as a result of an increase in our debt investment portfolio at par as well as an increase in the base rates charged on our floating rate debt investments. Dividend income increased period over period due an increase in our portfolio of dividend income-producing equity investments at cost. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns which are non-recurring in nature. Other income increased period over period due to an increase in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing or as a result of episodic amendments made to the terms of our existing debt investments. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses

Total expenses increased to $64.7 million for the three months ended March 31, 2024 from $35.1 million for the same period in prior year due to an increase in management fees, incentive fees, interest expense and other expenses including the payment of listing advisory fees. The increase in interest expense was driven by an increase in average daily borrowings period over period, as well as an increase in the average interest rate period over period. Management fees increased due to an increase in our investment portfolio at fair value as well as the increased fee rates effective as of our listing date. The increase in other expenses was primarily driven by expenses associated with the exchange listing, which are not anticipated to be recurring in nature. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses increased period over period.

Liquidity and Capital Resources

As of March 31, 2024, we had $140.2 million in cash, $2.2 billion in total principal value of debt outstanding, and $345.8 million of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 7.0% and 6.9% for the three months ended March 31, 2024 and December 31, 2023, respectively. Ending net debt to equity was 1.04x and 0.86x as of March 31, 2024 and December 31, 2023, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on May 9, 2024 at 11:00 a.m. Eastern Time on the Events section of OBDE’s website at www.BlueOwlCapitalCorporationIII.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 407-9714

•	International: +1 (201) 689-8865

All callers will need to reference “Blue Owl Capital Corporation III” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Events section of OBDE’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13745828

ABOUT BLUE OWL CAPITAL CORPORATION III

Blue Owl Capital Corporation III (NYSE: OBDE) is a specialty finance company focused on lending to U.S. middle-market companies. As of March 31, 2024, OBDE had investments in 188 portfolio companies with an aggregate fair value of $4.0 billion. OBDE has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDE is externally managed by Blue Owl Diversified Credit Advisors, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDE, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDE’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDE’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDE makes them. OBDE does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	March 31, 2024	December 31, 2023	March 31, 2023
Investments at Fair Value	$3,987,997	$3,590,701	$3,523,437
Total Assets	$4,180,538	$3,761,097	$3,629,962
Net Asset Value Per Share	$15.65	$15.56	$15.20

Investment Income	$113,445	$111,542	$97,881
Net Investment Income	$48,275	$71,647	$61,579
Net Income	$54,061	$80,557	$73,976

Net Investment Income Per Share	$0.39	$0.58	$0.51
Net Realized and Unrealized Gains (and Losses) Per Share	$0.05	$0.07	$0.10
Net Income Per Share	$0.44	$0.66	$0.61
Distributions Declared from Net Investment Income Per Share	$0.35	$0.49	$0.44
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	11.7%	12.1%	11.8%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	11.7%	12.1%	11.8%
Percentage of Debt Investments at Floating Rates at Fair Value	98.2%	98.1%	98.2%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	March 31, 2024 (Unaudited)	December 31, 2023
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,848,925 and $3,479,371, respectively)	$3,874,424	$3,498,800
Non-controlled, affiliated investments (amortized cost of $117,618 and $97,482, respectively)	113,573	91,901

Total investments at fair value (amortized cost of $3,966,543 and $3,576,853, respectively)	3,987,997	3,590,701
Cash	140,229	141,448
Interest receivable	32,307	25,147
Receivable for investments sold	14,999	—
Prepaid expenses and other assets	5,006	3,801

Total Assets	$4,180,538	$3,761,097
Liabilities
Debt (net of unamortized debt issuance costs of $26,782 and $25,623, respectively)	$2,124,005	$1,754,496
Distribution payable	43,096	60,779
Management fee payable	11,851	4,517
Incentive fee payable	7,140	—
Payables to affiliates	3,724	896
Payable for investments purchased	32,731	—
Accrued expenses and other liabilities	31,291	29,297

Total Liabilities	$2,253,838	$1,849,985

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 123,131,820 and 122,817,625 shares issued and outstanding, respectively	$1,231	$1,228
Additional paid-in-capital	1,833,649	1,829,029
Accumulated undistributed (overdistributed) earnings	91,820	80,855

Total Net Assets	$1,926,700	$1,911,112

Total Liabilities and Net Assets	$4,180,538	$3,761,097
Net Asset Value Per Share	$15.65	$15.56

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income (excluding payment-in-kind (“PIK”) interest income)	$95,714	$79,360
PIK interest income	9,478	12,483
Dividend income	5,325	4,979
Other income	1,693	1,059

Total investment income from non-controlled, non-affiliated investments	112,210	97,881

Investment income from non-controlled, affiliated investments:
Interest income (excluding PIK interest income)	408	—
PIK interest income	29	—
Dividend income	795	—
Other income	3	—

Total investment income from non-controlled, affiliated investments	1,235	—

Total Investment Income	113,445	97,881

Expenses
Interest expense	35,778	28,539
Management fee	11,851	4,393
Performance based incentive fees	7,140	—
Professional fees	1,584	1,259
Directors’ fees	228	196
Listing advisory fees	6,040	—
Other general and administrative	2,151	731

Total Expenses	64,772	35,118

Net Investment Income (Loss) Before Taxes	48,673	62,763
Income tax expense (benefit), including excise tax expense (benefit)	398	1,184

Net Investment Income (Loss) After Taxes	$48,275	$61,579

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	7,709	23,799
Non-controlled, affiliated investments	1,535	26
Translation of assets and liabilities in foreign currencies	(277)	52
Income tax (provision) benefit	1	(1)

Total Net Change in Unrealized Gain (Loss)	8,968	23,876

Net realized gain (loss):
Non-controlled, non-affiliated investments	(3,389)	(11,498)
Foreign currency transactions	207	19

Total Net Realized Gain (Loss)	(3,182)	(11,479)

Total Net Realized and Change in Unrealized Gain (Loss)	5,786	12,397

Net Increase (Decrease) in Net Assets Resulting from Operations	$54,061	$73,976
Earnings (Loss) Per Share - Basic and Diluted	$0.44	$0.61

Weighted Average Shares Outstanding - Basic and Diluted	123,028,290	121,201,415

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Three Months Ended March 31,
($ in thousands)	2024	2023
New investment commitments
Gross originations	$743,919	$21,814
Less: Sell downs	(7,500)	—

Total new investment commitments	$736,419	$21,814

Principal amount of investments funded:
First-lien senior secured debt investments	611,078	3,535
Second-lien senior secured debt investments	—	—
Unsecured debt investments	—	—
Preferred equity investments	488	12,162
Common equity investments	19,332	2,623

Total principal amount of investments funded	$630,898	$18,320

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	(56,756)	(2,697)
Second-lien senior secured debt investments	(172,113)	(4,800)
Unsecured debt investments	(3,796)	(36)
Preferred equity investments	(242)	—
Common equity investments	—	—

Total principal amount of investments sold or repaid	$(232,907)	$(7,533)

Number of new investment commitments in new portfolio companies(1)	43	1
Average new investment commitment amount	$14,493	$909
Weighted average term for new debt investment commitments (in years)	5.9	4.6
Percentage of new debt investment commitments at floating rates	99.6%	100.0%
Percentage of new debt investment commitments at fixed rates	0.4%	—%
Weighted average interest rate of new debt investment commitments(2)	10.2%	11.5%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	4.8%	6.6%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

For the three months ended March 31, 2024 and 2023, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.30% and 4.91% as of March 31, 2024 and March 31, 2023, respectively.